UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☒ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK NEW YORK MUNICIPAL INCOME TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

BlackRock
BlackRock New York Municipal Income Trust (NYSE: BNY)
Dear Shareholder:
I am writing with important information about your upcoming 2024 Annual Shareholder Meeting for BlackRock New York Municipal Income Trust (NYSE: BNY) (the “Fund”). In the next few weeks, you will receive BNY’s proxy statement and WHITE proxy card. I urge you to review the proposals and protect your long-term investment by promptly voting your shares on the WHITE proxy card when you receive it. Your fund is under attack This year, your voice matters more than ever. A well-known activist hedge fund, Saba Capital Management L.P. (“Saba”), is attacking your long-term investment and attempting to influence the Fund’s board through the election of two inexperienced, hand-picked candidates. Your fund has delivered high income and outperformance
Your experienced Board and industry leading management team have consistently worked to meet BNY’s investment objective to provide current income exempt from regular U.S. federal income tax and New York State and New York City personal income taxes.
Under their stewardship, the Fund has delivered growth and stable monthly distributions. Your Board and management team are committed to protecting and advancing the interests of all shareholders, not just a few. BNY delivers for all shareholders 9.6% tax equivalent yield via monthly payments 10.2% return on net asset value in 2023, outperforming 100% of competitor funds 41% increase in monthly distribution rate since November 2023 Independent, experienced and proven Board Outperformed New York municipal closed-end fund peers since BNY’s inception in 2001 $5 million in share repurchases at a discount, enhancing value for shareholders We ask all shareholders to support their long-term investment in the Fund. As always, we will continue to prioritize your best interests and help you meet your financial goals. Thank you for your continued loyalty and support. Sincerely, John M. Perlowski
President and Chief Executive Officer 1

Additional Information
The Fund’s definitive proxy statement for the 2024 Annual Meeting of Shareholders in connection with solicitation of proxies from Fund shareholders has yet to be filed with the U.S. Securities and Exchange Commission (the “SEC”). After the definitive proxy statement is filed with the SEC, it may be amended or withdrawn. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS ARE URGED TO READ THE NOTICE OF ANNUAL MEETING OF SHAREHOLDERS, DEFINITIVE PROXY STATEMENT, WHITE PROXY CARD AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY ARE AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE FUND AND THE UPCOMING ANNUAL MEETING OF SHAREHOLDERS. Shareholders can obtain additional copies of the notice of annual meeting, the definitive proxy statement and other documents, when they are filed by the Fund with the SEC, by directing a request to the Fund’s proxy solicitor by calling the toll-free number provided in the definitive proxy statement. Copies are also expected to be available at no charge at the website identified in the definitive proxy statement. Additional copies of the proxy materials will be delivered promptly upon request. Free copies of these materials can also be found on the SEC’s website at http://www.sec.gov. Pursuant to SEC proxy rules, the Fund’s Trustees, nominees for Trustee and executive officers are “participants” in connection with the 2024 Annual Meeting of Shareholders. Certain regular employees and officers of the Fund’s investment manager, administrator, or any of their affiliates may become “participants” if any such persons solicit proxies. Shareholders may obtain information regarding the names, affiliations, and interests of these individuals in the Fund’s definitive proxy statement for the 2024 Annual Meeting of Shareholders when it is filed with the SEC. 2